                                                                      EXHIBIT 99


[DEVON ENERGY LETTERHEAD]


                                  NEWS RELEASE
--------------------------------------------------------------------------------

Investor contact:       Zack Hager
                        (405) 552-4526

Media contact:          Michael Barrett
                        (405) 228-4252

               DEVON ENERGY REPORTS RECORD OIL AND GAS PRODUCTION,
           REVENUES AND RESERVES FOR 2001; NET EARNINGS DECLINE DUE TO
                              LOWER PRODUCT PRICES


         OKLAHOMA CITY (Feb. 6, 2002) - Devon Energy Corp. (AMEX: DVN, TSE: NSX) today reported record high oil and gas production, revenues and year-end reserves for 2001. However, declining oil and gas prices drove net earnings sharply lower for the fourth quarter and year ended Dec. 31, 2001. In addition, lower oil and gas prices at Dec. 31, 2001 resulted in a non-cash full cost ceiling adjustment of $916 million pre-tax ($556 million after-tax) during the fourth quarter of 2001.

         For the year ended Dec. 31, 2001, net earnings, excluding special items, were $674 million, or $5.20 per common share ($5.03 per diluted common share). These results compare to net earnings, excluding special items, of $768 million or $5.95 per common share ($5.79 per diluted common share) in 2000. Net earnings for 2001, including special items, were $103 million, or 73 cents per common share (72 cents per diluted common share). This compares to net earnings for 2000 of $730 million, or $5.66 per common share ($5.50 per diluted common share).

         For the fourth quarter of 2001, Devon reported net earnings, excluding special items, of $31 million or 23 cents per common share (23 cents per diluted common share). This compares to net earnings, excluding special items, of $309 million or $2.38 per common share ($2.29 per diluted common share) in the fourth quarter of 2000. For the fourth quarter of 2001, including the effects of the special items, Devon recorded a net loss of $518 million, or $4.13 per common share ($4.13 per diluted common share). For the fourth quarter of 2000, including the effects of the special items, the company had net earnings of $307 million, or $2.37 per common share ($2.27 per diluted common share).

         The following reconciliation lists special items for each of the periods reported. The reconciliation also includes the after-tax effects of each special item and the aggregate effect per diluted common share.

RECONCILIATION OF SPECIAL ITEMS                                     YEAR ENDED            QUARTER ENDED
($ in millions, except per share data)                              DECEMBER 31,           DECEMBER 31,
                                                               --------------------    --------------------
                                                                 2001        2000        2001        2000
                                                               --------    --------    --------    --------
   NET EARNINGS EXCLUDING SPECIAL ITEMS                        $    674    $    768    $     31    $    309
   Net earnings excluding special items per
     diluted common share                                      $   5.03    $   5.79    $   0.23    $   2.29
   AFTER-TAX EFFECT OF SPECIAL ITEMS:
   Gain on foreign exchange contract                                 17          --          17          --
   Expenses related to merger                                        (1)        (38)         (1)         (2)
   Foreign exchange effect                                          (10)         --         (10)         --
   Change in fair value of derivative instruments                    (1)         --           1          --
   Reduction of carrying value of oil and gas properties           (625)         --        (556)         --
   Cumulative effect of change in accounting principle               49          --          --          --

   NET EARNINGS (LOSS)                                              103         730        (518)        307

   Net earnings (loss) per diluted common share                $   0.72    $   5.50    $  (4.13)   $   2.27


Gain on foreign exchange contract -

         Other revenues in the fourth quarter of 2001 included a $30 million pre-tax gain. The gain resulted from settlement of a foreign exchange forward contract related to the Anderson acquisition.

Expenses related to merger -

         In 2001, the company incurred pre-tax severance costs of $1 million for terminated employees following the Anderson acquisition. These costs relate to employees of Devon Canada prior to the Anderson merger and could not be capitalized. In 2000, Devon incurred pre-tax expenses of $60 million related to its acquisition of Santa Fe Snyder.

Foreign exchange effect -

         In the fourth quarter of 2001, Devon incurred a $2 million pre-tax loss attributable to the devaluation of the Argentine peso. Also in the quarter, the company recorded an $11 million pre-tax non-cash charge attributable to a change in the Canadian-to-U.S. dollar exchange rate. This non-cash expense reflects the increase in the amount of Canadian dollars that would be required to repay all of the U.S. dollar denominated debt of Devon's Canadian subsidiary, based on the exchange rate in effect at year-end. Devon will recognize either income or expense in future periods related to further fluctuations in the Canadian and Argentine currency exchange rates.

Change in the fair value of derivatives -

         Devon adopted Statement of Financial Accounting Standards No. 133 on Jan. 1, 2001. Statement 133 established new accounting procedures for certain derivative instruments. For the full year 2001, the new accounting procedures resulted in a pre-tax charge of $2 million.

Reduction in carrying value of oil and gas properties -

         Devon recorded a non-cash, full cost ceiling adjustment in the fourth quarter of 2001. This $916 million pre-tax charge resulted from application of the ceiling test as prescribed by the Securities and Exchange Commission for companies that follow the full cost method of accounting. Under the full cost method of accounting, a company's net book value of its oil and gas properties, less related deferred income taxes, may not exceed a calculated "ceiling." The test is performed separately for each country in which the company operates. The ceiling is the estimated after-tax stream of future net revenues from proved oil and gas properties using year-end prices held flat forever, discounted at 10 percent per year. Any excess is written off as a non-cash expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the ceiling. Full cost companies must use the prices in effect at the end of each accounting quarter to calculate the ceiling value of reserves. Future net revenues are calculated assuming continuation of prices and costs in effect at the time of the calculation, except for changes that are fixed and determinable by existing contracts.

         Previously in 2001, Devon recorded non-recurring pre-tax charges of $88 million associated with impairment of the company's properties in Thailand, Malaysia, Qatar and the majority of its operations in Brazil. Due to the volatility in oil and gas prices, it is possible that Devon will incur further reductions to the carrying value of its oil and gas properties in 2002 and subsequent periods.

Cumulative effect of change in accounting principle -

         Devon's 2001 results also include the after-tax cumulative effect of adopting the new accounting procedures required by Statement of Financial Accounting Standards No. 133. Statement 133 established new accounting procedures for certain derivative instruments. The cumulative effect was an after-tax gain of $49 million recorded in the first quarter of 2001.

OIL AND GAS PRODUCTION AT RECORD LEVELS

         Sales of oil, gas and natural gas liquids reached a record high $3 billion in 2001, up 10 percent from $2.7 billion in 2000. The increase in sales was due to higher oil and gas production and higher average gas prices offset by lower oil and natural gas liquids prices.

         Devon increased total production of oil, gas and natural gas liquids 12 percent in 2001 to a record 135 million barrels of oil equivalent (MMboe). Total production increased in both the U.S. and Canada. The 81 percent increase in Canadian production was primarily attributable to the Oct. 15, 2001 acquisition of Anderson Exploration.

         The average price the company received for its oil production decreased 15 percent in 2001 to $21.57 per barrel. This compares to an average realized oil price of $25.35 per barrel in 2000. The average price Devon received for its natural gas increased nine percent, from $3.49 per thousand cubic feet in 2000 to $3.80 per thousand cubic feet in 2001. The average price Devon received for natural gas liquids decreased 19 percent from $20.87 per barrel in 2000 to $16.98 per barrel in 2001.

HIGHER EXPENSES REFLECT SCOPE OF OPERATIONS

         On Oct. 15, 2001, Devon closed the purchase of Anderson Exploration. The transaction added over 500 million barrels of proved reserves and eight million net undeveloped acres in Canada. This dramatic increase in the scope of Devon's operations resulted in increases in most recurring expense categories.

         Lease operating expenses increased $90 million or 20 percent to $531 million in 2001. The addition of Anderson's operations accounted for about half of the increase. The cost of operating new wells and higher third-party service costs also contributed to the increase in 2001 lease operating expenses. Transportation expense increased $30 million or 55 percent in 2001 to $83 million. The Anderson acquisition plus increasing gas volumes and unit transportation cost in the western U.S. accounted for most of the increase. Production taxes increased $14 million or 13 percent to $117 million in 2001, due to higher natural gas sales.

         Depreciation, depletion and amortization of property and equipment (DD&A) increased $183 million or 26 percent in 2001 to $876 million. Approximately $77 million of the increase is due to higher oil and gas production in 2001. Devon's DD&A rate also increased, from $5.73 per boe in 2000 to $6.48 per boe in 2001. Amortization of goodwill decreased $7 million or 18 percent in 2001 to $34 million.

         General and administrative expense increased by $18 million or 19 percent to $111 million during 2001. The increase included $7 million attributable to the Anderson acquisition. Also included was $3 million of bad debt expense recorded during the fourth quarter of 2001 related primarily to the bankruptcy of Enron Corp. The company believes it has no further direct exposure to the Enron bankruptcy.

         Interest expense increased by $66 million to $220 million in 2001. The increase is mostly due to the interest on borrowings used to finance the Anderson acquisition.

         INCOME TAX EXPENSE WAS $30 MILLION, OR 36 PERCENT OF PRE-TAX EARNINGS, IN 2001. THE 2001 INCOME TAX EXPENSE CONSISTS OF $71 MILLION IN CURRENT TAX EXPENSE PARTIALLY OFFSET BY A $41 MILLION DEFERRED TAX BENEFIT. THIS COMPARES TO INCOME TAX EXPENSE OF $412 MILLION, OR 36 PERCENT OF PRE-TAX EARNINGS IN 2000.

ACQUISITIONS AND DRILLING RESULT IN 487 PERCENT REPLACEMENT OF PRODUCTION

         Estimated proved oil and gas reserves at Dec. 31, 2001 were 1,620 MMboe, or 523 MMboe greater than at Dec. 31, 2000. Total reserve additions were 658 MMboe, reduced by production of 135 MMboe. This resulted in production replacement of 487 percent. Acquisitions of 596 MMboe were partially offset by dispositions of 14 MMboe. Downward revisions of prior estimates totaled 60 MMboe. Drilling (extensions and discoveries) yielded 136 MMboe.

         Year-end 2001 estimated reserves included 586 million barrels of oil,
5.5 trillion cubic feet of natural gas and 121 million barrels of natural gas liquids. Approximately 1,070 MMboe of Devon's year-end reserves, or 66 percent, were classified as proved developed. Year-end proved reserves were approximately 56 percent gas and 44 percent oil and liquids.

         Proved reserves at Dec. 31, 2001 had an estimated pre-tax present value discounted at 10 percent of $7 billion. This is 59 percent less than estimated pre-tax 10 percent present value of $18 billion in the previous year. The reduction is attributable to dramatically lower oil and gas prices reflected in the most recent report.

HEDGING PROVIDES FINANCIAL FLEXIBILITY

         The company's 2002 capital budget for drilling and facilities expenditures is approximately $1.3 billion. In addition, Devon has budgeted approximately $150 million for midstream facilities. The company expects to fund its 2002 capital budget entirely from cash flow from operations. In order to limit the impact of declining oil and gas prices on cash flow, Devon has hedged significant portions of its expected 2002 oil and gas production. Natural gas hedges provide downside price protection for approximately 35 to 40 percent of forecast production at approximately $3 per thousand cubic feet. Oil hedges provide downside price protection for 50 to 55 percent of forecast production at approximately $22.35 per barrel.

         This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements are those concerning the company's plans, expectations and objectives for future operations. All statements other than statements of historical facts that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Devon's control. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially.

ACCOUNTING BASIS

         The August 2000 merger of Devon and Santa Fe Snyder Corporation was accounted for as a pooling-of-interests. The pooling-of-interests method of accounting requires that financial statements for all periods presented be restated as if the companies had always been merged. As a result, financial statements for the full year and fourth quarter of 2000 represent the combined financial results of the two companies.

CONFERENCE CALL TO BE WEBCAST TODAY

         Devon will discuss its 2001 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon's internet home page at www.devonenergy.com.

         Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index.

                          FINANCIAL INFORMATION FOLLOWS

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION

                                                YEAR ENDED DECEMBER 31,               QUARTER ENDED DECEMBER 31,
                                           ---------------------------------     ---------------------------------
PRODUCTION DATA                              2001        2000      % CHANGE        2001        2000      % CHANGE
                                           ---------   ---------   ---------     ---------   ---------   ---------
 (net of royalties)
TOTAL PERIOD PRODUCTION
     Gas (Bcf)
       U.S.- Rocky Mountains                   112.4        91.7          23%         28.2        27.9           1%
       U.S.- Permian/Mid-Continent             122.1       114.4           7%         33.3        27.3          22%
       U.S.- Gulf                              141.9       149.0          (5)%        34.1        37.7         (10)%
       Canada                                  112.5        62.3         (81)%        66.4        15.0         342%
       Other International                       8.6         8.7          (2)%         1.7         2.2         (23)%
                                           ---------   ---------                 ---------   ---------
         Total Gas                             497.5       426.1          17%        163.7       110.1          49%
                                           =========   =========                 =========   =========

     Oil (MMBbls)
       U.S.- Rocky Mountains                     2.3         2.9         (21)%         0.6         0.7         (18)%
       U.S.- Permian/Mid-Continent              12.9        14.0          (8)%         3.3         3.1           7%
       U.S.- Gulf                               11.0        11.7          (6)%         2.7         2.9          (7)%
       Canada                                    8.2         4.8          72%          4.3         1.2         268%
       Other International                      10.0         9.2           8%          2.7         2.4          12%
                                           ---------   ---------                 ---------   ---------
         Total Oil                              44.4        42.6           4%         13.6        10.3          32%
                                           =========   =========                 =========   =========

     Natural Gas Liquids (MMBbls)
       U.S.- Rocky Mountains                     0.6         0.7         (13)%         0.2         0.2          10%
       U.S.- Permian/Mid-Continent               3.8         4.1          (8)%         1.0         1.0          (1)%
       U.S.- Gulf                                1.6         1.9         (16)%         0.4         0.6         (38)%
       Canada                                    1.7         0.7         146%          1.2         0.2         579%
       Other International                       0.1          --          NM           0.1          --          NM
                                           ---------   ---------                 ---------   ---------
         Total Natural Gas Liquids               7.8         7.4           6%          2.9         2.0          45%
                                           =========   =========                 =========   =========

AVERAGE DAILY PRODUCTION
     Gas (MMcf)
       U.S.- Rocky Mountains                   307.9       250.5          23%        306.6       302.8           1%
       U.S.- Permian/Mid-Continent             334.6       312.6           7%        361.4       296.3          22%
       U.S.- Gulf                              388.7       407.0          (5)%       371.3       410.1          (9)%
       Canada                                  308.4       170.2          81%        721.3       163.3         342%
       Other International                      23.5        24.0          (2)%        18.5        23.8         (22)%
                                           ---------   ---------                 ---------   ---------
         Total Gas                           1,363.1     1,164.3          17%      1,779.1     1,196.2          49%
                                           =========   =========                 =========   =========

     Oil (MBbls)
       U.S.- Rocky Mountains                     6.4         8.0         (21)%         6.5         8.1         (19)%
       U.S.- Permian/Mid-Continent              35.3        38.1          (7)%        36.1        33.7           7%
       U.S.- Gulf                               30.1        31.9          (6)%        29.3        31.6          (7)%
       Canada                                   22.4        13.0          72%         46.5        12.6         268%
       Other International                      27.4        25.3           8%         28.9        26.2          11%
                                           ---------   ---------                 ---------   ---------
         Total Oil                             121.6       116.3           5%        147.3       112.2          31%
                                           =========   =========                 =========   =========

     Natural Gas Liquids (MBbls)
       U.S.- Rocky Mountains                     1.8         1.9          (5)%         2.1         1.9          13%
       U.S.- Permian/Mid-Continent              10.4        11.3          (8)%        11.0        11.1          (1)%
       U.S.- Gulf                                4.3         5.1         (16)%         5.0         7.0         (28)%
       Canada                                    4.6         1.9         147%         13.1         1.9         579%
       Other International                       0.3          --          NM           0.6          --          NM
                                           ---------   ---------                 ---------   ---------
         Total Natural Gas Liquids              21.4        20.2           6%         31.8        21.9          45%
                                           =========   =========                 =========   =========

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION


                                                     YEAR ENDED DECEMBER 31,              QUARTER ENDED DECEMBER 31,
                                                ---------------------------------     ---------------------------------
PRICE DATA                                         2001       2000      % CHANGE        2001        2000      % CHANGE
                                                ---------   ---------   ---------     ---------   ---------   ---------
AVERAGE REALIZED PRICES (US$)
     Gas ($/Mcf)
       U.S.- Rocky Mountains                    $    3.72   $    3.38          10%    $    2.62   $    4.48         (42)%
       U.S.- Permian/Mid-Continent              $    4.02   $    3.66          10%    $    2.55   $    5.01         (49)%
       U.S.- Gulf                               $    4.67   $    3.87          21%    $    3.27   $    5.23         (37)%
       Canada                                   $    2.73   $    2.71           1%    $    2.14   $    4.19         (49)%
       Other International                      $    1.41   $    1.32           7%    $    1.40   $    1.29           9%
         All Gas                                $    3.80   $    3.49           9%    $    2.53   $    4.76         (47)%

     Oil ($/Bbl)
       U.S.- Rocky Mountains                    $   24.64   $   27.96         (12)%   $   20.42   $   29.30         (30)%
       U.S.- Permian/Mid-Continent              $   21.34   $   23.82         (10)%   $   20.77   $   23.93         (13)%
       U.S.- Gulf                               $   23.06   $   26.76         (14)%   $   17.10   $   27.56         (38)%
       Canada                                   $   17.84   $   24.46         (27)%   $   14.26   $   23.58         (40)%
       Other International                      $   22.57   $   25.48         (11)%   $   17.57   $   26.13         (33)%
         All Oil                                $   21.57   $   25.35         (15)%   $   17.34   $   25.81         (33)%

     Natural Gas Liquids ($/Bbl)
       U.S.- Rocky Mountains                    $   17.32   $   20.70         (16)%   $   12.36   $   25.17         (51)%
       U.S.- Permian/Mid-Continent              $   17.24   $   19.61         (12)%   $   12.39   $   23.21         (47)%
       U.S.- Gulf                               $   16.86   $   21.66         (22)%   $   14.98   $   23.08         (35)%
       Canada                                   $   16.43   $   26.51         (38)%   $   12.53   $   29.08         (57)%
       Other International                      $   16.15   $   21.19         (24)%   $   15.93   $   24.60         (35)%
         All Natural Gas Liquids                $   16.98   $   20.87         (19)%   $   12.93   $   23.86         (46)%

AVERAGE BENCHMARK PRICES (US$)
     Gas ($/Mcf) - Henry Hub                    $    4.26   $    3.88          10%    $    2.43   $    5.42         (55)%
     Oil ($/Bbl) - West Texas
      Intermediate (Cushing)                    $   25.96   $   30.25         (14)%   $   20.45   $   31.67         (35)%

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION


                                                                 YEAR ENDED DECEMBER 31,            QUARTER ENDED DECEMBER 31,
                                                             -------------------------------     -------------------------------
                                                                                       %                                    %
STATEMENT OF OPERATIONS  DATA (US$)                            2001        2000      Change        2001        2000      CHANGE
                                                             --------    --------   --------     --------    --------   --------
(IN MILLIONS, EXCEPT PER SHARE DATA)

TOTAL REVENUES (NET OF ROYALTIES)                            $  3,075    $  2,784         10%    $    740    $    850        (13)%
     Oil sales                                                    958       1,079        (11)%        235         267        (12)%
     Gas sales                                                  1,890       1,485         27%         415         524        (21)%
     Natural gas liquids sales                                    132         154        (15)%         38          48        (21)%
     Other                                                         95          66         45%          52          11        365%

TOTAL PRE-TAX EXPENSES                                       $  2,991    $  1,642         82%    $  1,613    $    413        291%
     Lease operating expenses                                     531         441         20%         168         114         47%
     Transportation costs                                          83          53         55%          31          15        111%
     Production taxes                                             117         103         13%          22          33        (34)%
                                                             --------    --------                --------    --------
     Total production and operating expenses                      731         597         22%         221         162         37%

     Depreciation, depletion and amortization of
         property & equipment                                     876         693         26%         303         186         63%
     Amortization of goodwill                                      34          41        (18)%          9          10        (12)%
     General and administrative expenses                          111          93         19%          37          19         98%
     Expenses related to prior merger                               1          60        (98)%          1           3        (58)%
     Interest expense                                             220         155         42%         115          33        250%
     Foreign exchange effect                                       13           3        320%          13          --         NM
     Change in fair value of derivatives                            2          --         NM           (2)         --         NM
     Reduction of carrying value of oil and gas properties      1,003          --         NM          916          --         NM

EARNINGS BEFORE INCOME TAXES AND CUMULATIVE
     EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                      84       1,142        (93)%       (873)        437       (300)%

Total Income Tax Expense                                           30         412        (93)%       (355)        130       (373)%
     Current                                                       71         131        (46)%        (46)          8       (688)%
     Deferred                                                     (41)        281       (114)%       (309)        122       (353)%

EARNINGS BEFORE CUMULATIVE EFFECT OF CHANGE
     IN ACCOUNTING PRINCIPLE                                       54         730        (93)%       (518)        307       (268)%
Cumulative effect of change in accounting principle                49          --         NM           --          --         NM

NET EARNINGS                                                 $    103    $    730        (86)%   $   (518)   $    307       (268)%
Preferred stock dividends                                          10          10          0%           3           3          0%
                                                             --------    --------                --------    --------
NET EARNINGS APPLICABLE TO COMMON
     STOCKHOLDERS                                            $     93    $    720        (87)%   $   (521)   $    304       (271)%
                                                             ========    ========                ========    ========

Net earnings per average common share outstanding
     BASIC                                                   $   0.73    $   5.66        (87)%   $  (4.13)   $   2.37       (274)%
                                                             ========    ========                ========    ========
     DILUTED                                                 $   0.72    $   5.50        (87)%   $  (4.13)   $   2.27       (282)%
                                                             ========    ========                ========    ========

Weighted average shares outstanding
     Basic                                                        128         127          0%         126         128         (2)%
     Diluted                                                      134         132          2%         131         135         (3)%

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION

BALANCE SHEET DATA (US$)                                          DECEMBER 31,     DECEMBER 31,
(IN MILLIONS, EXCEPT % CHANGE DATA)                                  2001              2000            % CHANGE
                                                                 -------------     -------------     -------------
TOTAL ASSETS                                                     $      13,193     $       6,860                92%
     Cash and cash equivalents                                             193               228               (15)%
     Other current assets                                                  897               706                27%
                                                                 -------------     -------------
     Total current assets                                                1,090               934                17%

     Property and equipment (net)                                        9,028             4,910                84%
     Investment in Chevron Corporation common stock                        636               599                 6%
     Goodwill, net of amortization                                       2,206               289               662%
     Fair value of derivative instruments                                   31                --                NM
     Other assets                                                          202               128                57%

TOTAL LIABILITIES                                                $       9,934     $       3,583               177%
     Current liabilities                                                   928               629                48%
     Other liabilities                                                     179               164                 9%
     Debentures exchangeable into shares of Chevron
         Corporation common stock                                          649               760               (15)%
     Senior Convertible Debentures                                         374               360                 4%
     Other long-term debt                                                5,566               929               499%
     Deferred revenue                                                       51               114               (55)%
     Deferred income taxes                                               2,142               627               242%
     Fair value of derivatives                                              45                --                NM

STOCKHOLDERS' EQUITY                                             $       3,259     $       3,277                (1)%

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $      13,193     $       6,860                92%

COMMON SHARES OUTSTANDING                                                  126               129                (2)%


                                                                              YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------------------
STATEMENT of CASH FLOWS DATA (US$)
(IN MILLIONS, EXCEPT % CHANGE DATA)                                   2001              2000             % CHANGE
                                                                 -------------      -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net earnings                                                $         103      $         730                (86)%
     Depreciation, depletion and amortization of property
          and equipment                                                    876                693                 26%
     Amortization of goodwill                                               34                 41                (17)%
     Reduction of carrying value of oil and gas properties               1,003                 --                 NM
     Cumulative effect of change in accounting principle                   (49)                --                 NM
     Deferred income taxes                                                 (41)               281                 NM
     Other                                                                  41                  9                356%
     Changes in assets and liabilities net of
       effects of acquisitions of businesses                               (81)              (135)               (40)%
                                                                 -------------      -------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES               $       1,886      $       1,619                 16%

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                               (5,326)            (1,280)               316%
     Other                                                                  41                107                (62)%
                                                                 -------------      -------------
         NET CASH USED IN INVESTING ACTIVITIES                   $      (5,285)     $      (1,173)               351%

CASH FLOWS FROM FINANCING ACTIVITIES
         NET CASH USED IN FINANCING ACTIVITIES                   $       3,370      $        (390)                NM

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION

                                                CONSOLIDATED                                        U.S.
                                   -----------------------------------------   -----------------------------------------
RESERVE RECONCILIATION               OIL     NATURAL GAS   NGLS       TOTAL      OIL     NATURAL GAS   NGLS       TOTAL
                                   (MMBBLS)     (BCF)    (MMBBLS)    (MMBOE)   (MMBBLS)     (BCF)    (MMBBLS)    (MMBOE)
                                   --------   --------   --------   --------   --------   --------   --------   --------
AS OF DECEMBER 31, 2000:

         Proved developed               261      2,631         46        745        192      2,087         42        582
         Proved undeveloped             198        827         16        352         34        434          4        110
                                   --------   --------   --------   --------   --------   --------   --------   --------
         TOTAL PROVED                   459      3,458         62      1,097        226      2,521         46        692

Production                              (44)      (498)        (8)      (135)       (26)      (376)        (6)       (95)
Discoveries and extensions               31        579          9        136         12        360          5         77
Divestitures                            (12)       (14)        --        (14)       (11)       (14)        --        (13)
Acquisitions                            166      2,267         52        596         15        170         --         44
Revisions                               (14)      (315)         6        (60)       (25)      (262)         7        (62)
         Net increase (decrease)        127      2,019         59        523        (35)      (122)         6        (49)

AS OF DECEMBER 31, 2001:

         Proved developed               324      3,948         88      1,070        167      1,988         48        546
         Proved undeveloped             262      1,529         33        550         24        411          4         97
                                   --------   --------   --------   --------   --------   --------   --------   --------
         TOTAL PROVED                   586      5,477        121      1,620        191      2,399         52        643



                                                     CANADA                                  INTERNATIONAL
                                   -----------------------------------------   -----------------------------------------
                                     OIL     NATURAL GAS   NGLS      TOTAL       OIL     NATURAL GAS   NGLS       TOTAL
                                   (MMBBLS)    (BCF)     (MMBBLS)   (MMBOE)    (MMBBLS)     (BCF)    (MMBBLS)    (MMBOE)
                                   --------   --------   --------   --------   --------   --------   --------   --------
AS OF DECEMBER 31, 2000:

         Proved developed                30        508          4        118         39         36         --         45
         Proved undeveloped               6         16         --          9        158        377         12        233
                                   --------   --------   --------   --------   --------   --------   --------   --------
         TOTAL PROVED                    36        524          4        127        197        413         12        278

Production                               (8)      (113)        (2)       (29)       (10)        (9)        --        (11)
Discoveries and extensions                5        139          2         30         14         80          2         29
Divestitures                             --         --         --         --         (1)        --         --         (1)
Acquisitions                            133      2,097         52        534         18         --         --         18
Revisions                                --        (22)        --         (3)        11        (31)        (1)         5
         Net increase (decrease)        130      2,101         52        532         32         40          1         40

AS OF DECEMBER 31, 2001:

         Proved developed               124      1,923         40        484         33         37         --         40
         Proved undeveloped              42        702         16        175        196        416         13        278
                                   --------   --------   --------   --------   --------   --------   --------   --------
         TOTAL PROVED                   166      2,625         56        659        229        453         13        318